Exhibit 99.1

     Harleysville Group Reports Fourth Quarter and Year-End 2003 Results

    HARLEYSVILLE, Pa., Feb. 17 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported a diluted net loss of $0.66 per share in the fourth quarter of 2003, reflecting the previously announced loss reserve increases in several business lines for prior accident years. The company had diluted net income of $0.57 per share in the fourth quarter of 2002. There were essentially no realized investment gains or losses in the fourth quarter of 2003, compared to $0.04 per share of realized gains in the fourth quarter of 2002. For the 12 months, the company reported a diluted net loss per share of $1.59, compared to diluted net income per share of $1.53 in 2002. For the full year, 2003 results included realized investment losses of $0.02 per share, compared to $0.39 per share of realized losses in 2002.
    The company reported a diluted operating loss of $0.66 per share for the fourth quarter ended December 31, 2003, compared to diluted operating income of $0.53 per share in the same period of 2002. For the 12 months ended December 31, 2003, the diluted operating loss was $1.57 per share, compared to diluted operating income of $1.92 per share in the same period of 2002. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.
    "Our 2003 results were totally unacceptable," commented Michael L. Browne, Harleysville Group's chief executive officer. "We will return Harleysville not only to profitability, but also to superior levels of profitability. To do this, we have strengthened our management in key areas, including claims, and conducted thorough claims and actuarial reviews, using internal and external resources, in order to address the issues that led to our additions to loss reserves in 2003. With these changes in place, we can now focus on growing our business and our profits."
    The company's fourth quarter and 12-month results were reduced by the previously announced addition of $42 million pretax, or $0.92 per share after tax, to the company's loss and loss adjustment reserves for prior accident years, primarily in its workers compensation ($11.8 million), commercial automobile ($9.5 million), commercial multi-peril ($19.3 million) and personal automobile ($3.8 million) lines of business. Harleysville Group's end-of-the-quarter reserve analysis showed higher-than-expected development in the casualty lines of business in accident years prior to 2003, which caused the company to make the reserve adjustment. Of the reserve development, about two-thirds relates to the 1999 to 2001 accident years. Harleysville Group's 12-month earnings were reduced by $119 million pretax, or $2.58 per share after tax, due to reserve development. In light of the higher-than-expected development in prior accident years, the company raised its loss estimates for the 2003 accident year, which also impacted the company's fourth quarter and 12-month results.
    The full-year results also reflect claims costs of $8.8 million pretax, or $0.19 per share after tax, from Hurricane Isabel in September. In 2003, Harleysville Group's property catastrophe losses were $19.7 million pretax, or $0.43 per share after tax. That compares to property catastrophe losses of $4.4 million pretax, or $0.10 per share after tax, for 2002.
    Harleysville Group's overall statutory combined ratio* was 134.6 percent in the fourth quarter of 2003, compared to 102.1 percent in the fourth quarter of 2002. For the 12 months, the statutory combined ratio was 123.2 percent in 2003, versus 101.9 percent in 2002. Reserve development added 20.0 points and
14.5 points to the 2003 fourth quarter and 12-month statutory combined ratios, respectively. In addition, property catastrophe losses added 2.4 points and
0.6 points to the 2003 and 2002 statutory combined ratios, respectively. A $13 million cash contribution to the pension plan added 6.5 points and 1.6 points to the 2003 fourth quarter and 12-month combined ratios, respectively, but did not affect GAAP pension expense.
    Fourth quarter net written premiums rose 3 percent to $197.6 million in 2003, while net written premiums through 12 months increased by 6 percent to $843.5 million in 2003.
    Pretax investment income increased 2 percent in the fourth quarter to $21.9 million, but was virtually unchanged for the year at $86.6 million. After-tax investment income rose 3 percent in the fourth quarter to $17.0 million and 2 percent for the year to $66.8 million. Operating cash flow for the 12 months was $134.6 million, or $21.4 million higher than the prior year's 12 months.
    Commercial lines Net written premiums climbed 10 percent in both the fourth quarter and the year to $155.0 million and $657.5 million, respectively. The increase in written premiums is primarily due to higher pricing. The commercial lines statutory combined ratio was 137.1 percent in the fourth quarter of 2003, versus 98.7 percent in the fourth quarter of 2002. For the 12 months, the statutory combined ratio was 123.6 percent in 2003, compared to 99.5 percent in 2002. In 2003, the fourth quarter reserve development added 23.3 points to the quarter's commercial lines statutory combined ratio, while reserve development added 17.2 points to the 12-month commercial lines statutory combined ratio.
    Personal lines Harleysville Group's personal lines statutory combined ratio was 125.9 percent in the fourth quarter of 2003, versus 112.2 percent during the fourth quarter of 2002. For the 12 months, the statutory combined ratio was 121.8 percent in 2003, compared to 108.1 percent in 2002. In 2003, reserve development added 8.2 points to the fourth quarter personal lines statutory combined ratio and 5.5 points to the 12-month personal lines statutory combined ratio. The higher catastrophe losses also contributed to the higher statutory combined ratio. Net written premiums declined 15 percent to $42.6 million in the fourth quarter of 2003 and were down 8 percent to $186.0 million during the year.
    Outlook "We are committed to improved profitability in commercial lines and personal lines," Browne explained. "In commercial lines, we will continue with our strategy aimed at the core business controlled by our independent agency partners. In personal lines, the business plan we've put in place in the last two quarters is realistic and achievable, and it has been welcomed enthusiastically by our agents.
    "Our financial condition is solid. We have a strong balance sheet, characterized by significantly strengthened reserves, a modest 17 percent debt-to-capital ratio, a high-quality investment portfolio and a premium-to-surplus ratio of 1.8 to 1. Additionally, operating cash flow is at a historical high," Browne continued. "Our relationships with our agents are strong. As we move past the issues of 2003, we know we will improve our results in 2004 and beyond. We are going to focus intensely on four cornerstones -- underwriting, claims handling, service to agents and policyholders, and productivity. Bottom line, our future success will be driven by consistent execution of the fundamentals."
    Webcast The company will host a live Webcast today, Tuesday, February 17, 2004, at 9:00 a.m. (ET) to discuss its fourth quarter results. The Webcast will be available from the Investors section of the company's Web site (www.harleysvillegroup.com) and will be archived on the Web site until February 17, 2005.
    GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for goal setting, determining employee and senior management compensation, and evaluating performance.
    Corporate profile Recognized as "Good people to know" in the markets it serves, Harleysville Insurance is a premier provider of insurance products and services for small businesses and individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums.
Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies. Harleysville Insurance, which distributes its products exclusively through independent insurance agencies, currently operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site (www.harleysvillegroup.com).
    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.
    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                                      Harleysville Group Inc. and Subsidiaries

                                             Quarter           Twelve months
                                              ended               ended
    FINANCIAL HIGHLIGHTS                   December 31         December 31
    (in thousands, except per share
     data)                               2003        2002    2003        2002
    OPERATING RESULTS
    Diluted earnings (loss) per common
     share:
            Operating income (loss)*   ($0.66)      $0.53  ($1.57)      $1.92
            Realized gains (losses),
             net of tax                              0.04   (0.02)      (0.39)
            Net income (loss)          ($0.66)      $0.57  ($1.59)      $1.53
    Cash dividends per common share     $0.17      $0.165   $0.67       $0.63

    FINANCIAL CONDITION                 December 31, 2003   December 31, 2002
    Assets                                     $2,680,389          $2,311,524
    Shareholders' equity                         $572,747            $632,112
             Per common share                      $19.16              $21.13



                                        Quarter              Twelve months
    CONSOLIDATED STATEMENTS OF           ended                   ended
    INCOME (LOSS)                     December 31             December 31
    (in thousands, except per
     share data)                    2003        2002        2003        2002
    REVENUES:
    Premiums earned              $211,646    $197,899    $823,407    $764,636
    Investment income, net of
     investment expense            21,863      21,518      86,597      86,265
    Realized investment gains
     (losses)                         (23)      2,000        (920)    (18,448)
    Other income                    3,450       3,673      15,881      15,283
             Total revenues       236,936     225,090     924,965     847,736
    LOSSES AND EXPENSES:
    Losses and loss settlement
     expenses                     199,234     131,828     727,875     521,617
    Amortization of deferred
     policy acquisition costs      52,094      47,977     202,147     185,547
    Other underwriting
     expenses                      16,261      19,810      71,153      74,105
    Interest expense                2,229       1,420       7,625       5,698
    Other expenses                  1,632       1,017       5,615       4,287
            Total expenses        271,450     202,052   1,014,415     791,254
    Income (loss) before
     income taxes                 (34,514)     23,038     (89,450)     56,482
             Income taxes
              (benefit)           (14,711)      5,635     (41,821)     10,227
    Net income (loss)            ($19,803)    $17,403    ($47,629)    $46,255
    Weighted average number of
     shares outstanding:
             Basic             29,894,028  29,853,704  29,985,900  29,699,201
             Diluted           30,035,755  30,448,821  30,206,518  30,295,949
    Per common share:
             Basic earnings
              (loss)               ($0.66)      $0.58      ($1.59)      $1.56
             Diluted earnings
              (loss)               ($0.66)      $0.57      ($1.59)      $1.53

    RECONCILIATION TO
     OPERATING INCOME (LOSS):
    Net income (loss)            ($19,803)    $17,403    ($47,629)    $46,255
    Less realized investment
     gains (losses), net of
     taxes                            (15)      1,300        (598)    (12,007)
    Operating income  (loss)     ($19,788)    $16,103    ($47,031)    $58,262

     These financial figures are unaudited.

     * Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.



                                      Harleysville Group Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (in thousands, except share data)    December 31, 2003*  December 31, 2002
    ASSETS
    Investments:
            Fixed maturities:
                 Held to maturity, at
                  amortized cost (fair
                  value $467,485                  $439,613           $385,162
                  and $416,942)
                 Available for sale, at
                  fair value (amortized
                  cost $1,183,158                1,246,019          1,124,869
                  and $1,051,880)
            Equity securities, at fair
             value (cost $97,189 and
             $96,849)                              137,590            107,177
            Short-term investments, at
             cost, which approximates
             fair value                             31,411             89,692
                 Total investments               1,854,633          1,706,900
    Cash                                            13,430              2,944
    Premiums in course of collection               140,674            138,905
    Reinsurance receivable                         164,841             75,488
    Accrued investment income                       23,086             21,552
    Deferred policy acquisition costs               99,033             94,896
    Prepaid reinsurance premiums                    30,899             19,421
    Property and equipment, net                     23,824             27,556
    Deferred income taxes                           43,020             25,784
    Securities lending collateral                  221,454            139,215
    Due from affiliate                                                 10,709
    Other assets                                    65,495             48,154
                 Total assets                   $2,680,389         $2,311,524
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Liabilities:
            Unpaid losses and loss
             settlement expenses                $1,219,977           $928,335
            Unearned premiums                      437,883            406,277
            Accounts payable and accrued
             expenses                               91,999            109,965
            Securities lending
             obligation                            221,454            139,215
            Debt                                   120,145             95,620
            Due to affiliate                        16,184
                 Total liabilities               2,107,642          1,679,412
    Shareholders' equity:
            Preferred stock, $1 par
             value; authorized 1,000,000
             shares;
             none issued
            Common stock, $1 par value,
             authorized 80,000,000
             shares;
             issued 31,298,532 and
             30,917,575 shares;
             outstanding 29,900,623
             and 29,917,575 shares                  31,299             30,918
    Additional paid-in capital                     156,997            149,091
    Accumulated other comprehensive
     income                                         60,450             49,086
    Retained earnings                              350,844            418,582
    Deferred compensation                           (2,356)
    Treasury stock, at cost, 1,397,909
     and 1,000,000 shares                          (24,487)           (15,565)
                 Total shareholders'
                  equity                           572,747            632,112
    Total liabilities and shareholders'
     equity                                     $2,680,389         $2,311,524

     * These financial figures are unaudited.



                                      Harleysville Group Inc. and Subsidiaries
    SUPPLEMENTARY FINANCIAL ANALYSTS' DATA

                                         Quarter ended    Twelve months ended
                                          December 31          December 31
    (dollars in thousands)              2003      2002       2003      2002
    Net premiums written*             $197,592  $191,122   $843,535  $797,850
    Statutory surplus *                                    $475,665  $509,344

    Pretax investment income           $21,863   $21,518    $86,597   $86,265
    Related federal income taxes         4,906     5,093     19,818    20,699
    After-tax investment income        $16,957   $16,425    $66,779   $65,566


    SEGMENT INFORMATION


                                         Quarter ended    Twelve months ended
                                          December 31         December 31
    (dollars in thousands)               2003      2002       2003      2002
    Revenues:
           Premiums earned:
               Commercial lines       $164,656  $146,780   $628,935  $553,194
               Personal lines           46,990    51,119    194,472   211,442
               Total premiums earned   211,646   197,899    823,407   764,636
           Net investment income        21,863    21,518     86,597    86,265
           Realized investment gains
            (losses)                       (23)    2,000       (920)  (18,448)
           Other                         3,450     3,673     15,881    15,283
           Total revenues             $236,936  $225,090   $924,965  $847,736


    Income (loss)  before income
     taxes:
          Underwriting loss:
              Commercial lines        ($57,566)   $4,139  ($158,292) ($11,473)
              Personal lines           (10,261)   (5,962)   (39,442)  (13,963)
              SAP underwriting loss    (67,827)   (1,823)  (197,734)  (25,436)
          GAAP adjustments              11,884       107     19,966     8,803
               GAAP underwriting loss  (55,943)   (1,716)  (177,768)  (16,633)
          Net investment income         21,863    21,518     86,597    86,265
          Realized investment gains
           (losses)                        (23)    2,000       (920)  (18,448)
          Other                           (411)    1,236      2,641     5,298
          Income (loss) before
           income taxes               ($34,514)  $23,038   ($89,450)  $56,482

    Income taxes on net investment
     income                             $4,906    $5,093    $19,818   $20,699
    Income tax on remaining income
     (loss)                            (19,617)      542    (61,639)  (10,472)
          Total income taxes
           (benefit)                  ($14,711)   $5,635   ($41,821)  $10,227

    Effective tax rate on:
          Net investment income          22.4%     23.7%      22.9%     24.0%
          Net income                     42.6%     24.5%      46.8%     18.1%

    These financial figures are unaudited.

    * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.



                                      Harleysville Group Inc. and Subsidiaries
    STATUTORY DATA BY LINE OF BUSINESS*

                                           Quarter ended   Twelve months ended
                                            December 31        December 31
    (dollars in thousands)                2003      2002      2003      2002

    Net premiums written:

    Commercial:
          Automobile                    $50,920   $47,719  $221,818  $199,511
          Workers' compensation          22,036    23,746   107,415   114,565
          Commercial multi-peril         64,812    55,416   258,854   224,709
          Other commercial               17,258    13,918    69,450    57,272

          Total commercial             $155,026  $140,799  $657,537  $596,057

    Personal:
          Automobile                    $25,559   $31,787  $112,287  $125,593
          Homeowners                     15,695    16,634    65,740    67,831
          Other personal                  1,312     1,902     7,971     8,369

          Total personal                $42,566   $50,323  $185,998  $201,793

    Total personal and commercial      $197,592  $191,122  $843,535  $797,850


    Combined ratios:

    Commercial:
          Automobile                     124.7%     88.7%    112.1%     91.6%
          Workers' compensation          197.3%    132.5%    178.2%    127.4%
          Commercial multi-peril         132.1%     91.9%    118.3%     93.7%
          Other commercial               102.2%     87.8%     87.9%     86.3%

          Total commercial               137.1%     98.7%    123.6%     99.5%

    Personal:
          Automobile                     137.2%    122.0%    124.6%    115.8%
          Homeowners                      91.8%     98.9%    114.6%     97.6%
          Other personal                 292.7%     74.3%    137.0%     74.1%

          Total personal                 125.9%    112.2%    121.8%    108.1%

    Total personal and commercial        134.6%    102.1%    123.2%    101.9%


    Losses paid                        $144,349  $114,732  $522,397  $465,296

    Net catastrophe losses incurred      $1,979      $580   $19,683    $4,447

     These financial figures are unaudited.

     * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance
       Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.

SOURCE  Harleysville Group Inc.
    -0-                             02/17/2004
    /CONTACT: Mark Cummins (Investors) +1-215-256-5025, mcummins@harleysvillegroup.com, or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
    /Web site:  http://www.harleysvillegroup.com /
    (HGIC)

CO:  Harleysville Group Inc.
ST:  Pennsylvania
IN:  INS
SU:  ERN ERP MAV CCA